Zumiez Inc. Announces Fiscal 2013 Third Quarter Results

Company Reports November Sales; Announces New Share Repurchase Program

LYNNWOOD, WA -- (Marketwired - December 05, 2013) - Zumiez Inc. (NASDAQ: ZUMZ), a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the third quarter ended November 2, 2013.

Total net sales for the third quarter ended November 2, 2013 (13 weeks) increased 6.2% to $191.1 million from $180.0 million in the quarter ended October 27, 2012 (13 weeks). Comparable store sales for the thirteen weeks ended November 2, 2013 increased 1.5% on top of a comparable store sales increase of 3.7% for the thirteen weeks ended October 27, 2012. Net income in the third quarter of fiscal 2013 was $11.9 million, or $0.39 per diluted share, compared to net income of $12.7 million, or $0.40 per diluted share, in the third quarter of the prior fiscal year. The results for fiscal 2013 include costs of $1.7 million for charges associated with the acquisition of Blue Tomato and $1.3 million for the conditional settlement of a previously disclosed California class action wage and hour lawsuit, or $0.07 per diluted share in total. The results for fiscal 2012 include $4.0 million of Blue Tomato acquisition related costs and operations and $0.5 million of exit costs associated with the relocation of our corporate offices to Lynnwood, Washington, or $0.11 per diluted share in total.

Total net sales for the nine months (39 weeks) ended November 2, 2013 increased 11.8% to $497.5 million from $445.0 million reported for the nine months (39 weeks) ended October 27, 2012. Comparable store sales increased 0.7% for the thirty nine weeks ended November 2, 2013 on top of a comparable store sales increase of 8.0% for the thirty nine weeks ended October 27, 2012.

The Company reported net income of $19.1 million or $0.63 per diluted share in the first nine months of fiscal 2013 compared to net income for the first nine months of the prior fiscal year of $19.3 million or $0.61 per diluted share. Results for the first nine months of fiscal 2013 include approximately $6.3 million, or $0.16 per diluted share, for charges associated with the acquisition of Blue Tomato and the conditional settlement of a California class action wage and hour lawsuit. Results for the first nine months of fiscal 2012 included approximately $8.9 million, or $0.22 per diluted share, of Blue Tomato acquisition related costs and operations and costs associated with the relocation the Company's ecommerce fulfillment center to Edwardsville, Kansas and corporate offices to Lynnwood, Washington from Everett, Washington.

At November 2, 2013, the Company had cash and current marketable securities of $94.2 million compared to cash and current marketable securities of $98.3 million at October 27, 2012. The decrease in cash and current marketable securities is a result of capital expenditures and stock repurchases, offset by cash generated through operations.

Rick Brooks, the Company's Chief Executive Officer, stated, "The quarter began with a solid Back to School season, and while softer traffic trends returned, we were able to maintain a positive comparable store sales result for the quarter. We believe the investments in our people, merchandise assortment planning and omni-channel capabilities are helping to further distinguish our concept and enabling us to gain market share. We are committed to selling the most compelling mix of brands and products coveted by our customer in a unique, personalized and efficient manner across all channels, and we believe our business is well positioned for the upcoming holiday season and more importantly the long-term."

November 2013 Sales

Total net sales for the four-week period ended November 30, 2013 increased 16.3% to $62.4 million, compared to $53.6 million for the four-week period ended November 24, 2012. The Company's comparable store sales increased 1.7% for the four-week period ended November 30, 2013 compared to a comparable store sales decrease of 4.2% for the four-week period ended November 24, 2012.

Fiscal 2013 Fourth Quarter Outlook

The Company is introducing guidance for the three months ending February 1, 2014. Net sales are projected to be in the range of $230 to $237 million resulting in net income per diluted share of approximately $0.60 to $0.66, which includes an estimated $1.7 million, or approximately $0.05 per diluted share, for charges associated with the acquisition of Blue Tomato. This guidance is based on anticipated comparable store sales in the range of (1%) to 2% for the fourth quarter of fiscal 2013. The Company is planning to open 59 new stores in fiscal 2013, including 9 in Canada and 6 in Europe.

New Share Repurchase Program

The Company is also announcing that, effective December 4, 2013, the Board of Directors of Zumiez Inc. has approved the repurchase of up to $30 million of its Common Stock. The repurchases will be made from time to time on the open market at prevailing market prices and is expected to continue through the fiscal year 2014 that will end on January 31, 2015, unless the time period is extended or shortened by the Board of Directors. The new repurchase program supersedes the previously approved repurchase program approved on December 17, 2012, which as of December 4, 2013 had $12.5 million of stock repurchase authorization.

A conference call will be held today to discuss third quarter fiscal 2013 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617) 399-5124 followed by the conference identification code of 42688272.

About Zumiez Inc.

Zumiez is a leading multi-channel specialty retailer of action sports related apparel, footwear, equipment and accessories, focusing on skateboarding, snowboarding, surfing, motocross and BMX for young men and women. As of November 30, 2013 we operated 551 stores including, 513 in the United States, 28 in Canada, and 10 in Europe. We operate under the name Zumiez and Blue Tomato. Additionally, we operate ecommerce web sites at www.zumiez.com and www.blue-tomato.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's quarterly report on Form 10-Q for the quarter ended August 3, 2013 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                             Three Months Ended
                                 -----------------------------------------

                                 November 2,   % of    October 27,   % of
                                     2013      Sales       2012      Sales
                                 -----------  ------   -----------  ------
Net sales                        $   191,145   100.0%  $   180,023   100.0%
Cost of goods sold                   120,356    63.0%      112,948    62.7%
                                 -----------  ------   -----------  ------
Gross profit                          70,789    37.0%       67,075    37.3%

Selling, general and
 administrative expenses              50,111    26.2%       45,674    25.4%
                                 -----------  ------   -----------  ------
Operating profit                      20,678    10.8%       21,401    11.9%

Interest income, net                     171     0.1%          235     0.1%
Other expense, net                      (587)   (0.3%)        (185)   (0.1%)
                                 -----------  ------   -----------  ------
Earnings before income taxes          20,262    10.6%       21,451    11.9%

Provision for income taxes             8,402     4.4%        8,784     4.9%
                                 -----------  ------   -----------  ------

Net income                       $    11,860     6.2%  $    12,667     7.0%
                                 ===========  ======   ===========  ======

Basic earnings per share         $      0.40           $      0.41
                                 ===========           ===========

Diluted earnings per share       $      0.39           $      0.40
                                 ===========           ===========

Weighted average shares used in
 computation of earnings per
 share:
  Basic                               29,895                30,957

  Diluted                             30,257                31,416

                                 ZUMIEZ INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                             Nine Months Ended
                                -------------------------------------------

                                November 2,    % of    October 27,    % of
                                    2013      Sales        2012      Sales
                                -----------  -------   ------------ -------
Net sales                       $   497,499    100.0%  $    444,988   100.0%
Cost of goods sold                  323,618     65.0%       289,387    65.0%
                                -----------  -------   ------------ -------
Gross profit                        173,881     35.0%       155,601    35.0%

Selling, general and
 administrative expenses            141,339     28.5%       123,160    27.7%
                                -----------  -------   ------------ -------
Operating profit                     32,542      6.5%        32,441     7.3%

Interest income, net                    544      0.1%         1,152     0.2%
Other (expense) income, net            (907)    (0.1%)          443     0.1%
                                -----------  -------   ------------ -------
Earnings before income taxes         32,179      6.5%        34,036     7.6%

Provision for income taxes           13,082      2.7%        14,756     3.3%
                                -----------  -------   ------------ -------

Net income                      $    19,097      3.8%  $     19,280     4.3%
                                ===========  =======   ============ =======

Basic earnings per share        $      0.64            $       0.62
                                ===========            ============

Diluted earnings per share      $      0.63            $       0.61
                                ===========            ============

Weighted average shares used in
 computation of earnings per
 share:
  Basic                              29,806                  30,884

  Diluted                            30,240                  31,425

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                         November 2, February 2, October 27,
                                             2013        2013        2012
                                         ----------- ----------- -----------
                 Assets                  (Unaudited)             (Unaudited)
Current assets
Cash and cash equivalents                $     5,315 $    17,579 $    10,580
Marketable securities                         88,861      85,593      87,751
Receivables                                   12,844       9,467      11,864
Inventories                                  126,687      77,598     109,786
Prepaid expenses and other                    10,857       9,192       9,560
Deferred tax assets                            5,464       3,885       4,881
                                         ----------- ----------- -----------
  Total current assets                       250,028     203,314     234,422

Fixed assets, net                            129,285     115,474     116,547
Goodwill                                      64,191      64,576      61,926
Intangible assets, net                        18,558      20,480      19,828
Long-term other assets                         3,715       5,254       5,413
                                         ----------- ----------- -----------
  Total long-term assets                     215,749     205,784     203,714

  Total assets                           $   465,777 $   409,098 $   438,136
                                         =========== =========== ===========

  Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                   $    49,081 $    16,052 $    47,331
Accrued payroll and payroll taxes              8,198      11,057       9,996
Income taxes payable                           3,768       6,957       7,354
Deferred rent and tenant allowances            5,760       4,901       4,797
Other liabilities                             21,076      18,232      18,929
                                         ----------- ----------- -----------
  Total current liabilities                   87,883      57,199      88,407

Long-term deferred rent and tenant
 allowances                                   41,809      36,928      37,190
Long-term deferred tax liabilities             2,984       5,544       5,407
Long-term debt and other liabilities           7,907       6,006       6,773
                                         ----------- ----------- -----------
  Total long-term liabilities                 52,700      48,478      49,370

                                         ----------- ----------- -----------
  Total liabilities                          140,583     105,677     137,777
                                         ----------- ----------- -----------
Commitments and contingencies

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                       -           -           -
Common stock, no par value, 50,000
 shares authorized; 30,282 shares issued
 and outstanding at November 2, 2013,
 30,114 shares issued and outstanding at
 February 2, 2013 and 31,352 shares
 issued and outstanding at October 27,
 2012                                        115,595     108,360     106,509
Accumulated other comprehensive income         5,131       6,010       1,840
Retained earnings                            204,468     189,051     192,010
                                         ----------- ----------- -----------
  Total shareholders' equity                 325,194     303,421     300,359
                                         ----------- ----------- -----------

  Total liabilities and shareholders'
   equity                                $   465,777 $   409,098 $   438,136
                                         =========== =========== ===========

                                 ZUMIEZ INC.
               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                 (Unaudited)

                                                      Nine Months Ended
                                                 --------------------------
                                                  November 2,   October 27,
                                                     2013          2012
                                                 ------------  ------------
Cash flows from operating activities:
Net income                                       $     19,097  $     19,280
Adjustments to reconcile net income to net cash
 provided by operating activities:
Depreciation, amortization and accretion               19,517        16,661
Deferred taxes                                         (2,365)       (2,767)
Stock-based compensation expense                        4,773         4,347
Excess tax benefit from stock-based compensation       (1,154)       (2,215)
Lease termination costs                                   193         1,404
Other                                                   1,035           217
  Changes in operating assets and liabilities:
  Receivables                                          (3,414)       (5,007)
  Inventories                                         (49,206)      (36,504)
  Prepaid expenses and other                           (2,585)       (1,506)
  Trade accounts payable                               32,515        25,578
  Accrued payroll and payroll taxes                    (2,831)          183
  Income taxes payable                                 (2,015)        2,425
  Deferred rent and tenant allowances                   5,856         5,622
  Other liabilities                                     2,247           468
                                                 ------------  ------------
Net cash provided by operating activities              21,663        28,186
                                                 ------------  ------------

Cash flows from investing activities:
Additions to fixed assets                             (27,179)      (34,028)
Acquisitions, net of cash acquired                          -       (69,685)
Purchases of marketable securities and other
 investments                                          (78,175)      (95,268)
Sales and maturities of marketable securities
 and other investments                                 73,674       164,231
                                                 ------------  ------------
Net cash used in investing activities                 (31,680)      (34,750)
                                                 ------------  ------------

Cash flows from financing activities:
Payments on long-term debt                               (233)         (183)
Repurchase of common stock                             (4,310)            -
Proceeds from exercise of stock-based
 compensation, net of withholding tax payments          1,308           534
Excess tax benefit from stock-based compensation        1,154         2,215
                                                 ------------  ------------
Net cash (used in) provided by financing
 activities                                            (2,081)        2,566
                                                 ------------  ------------

Effect of exchange rate changes on cash and cash
 equivalents                                             (166)         (201)

Net decrease in cash and cash equivalents             (12,264)       (4,199)
  Cash and cash equivalents, beginning of period       17,579        14,779
                                                 ------------  ------------
  Cash and cash equivalents, end of period       $      5,315  $     10,580
                                                 ============  ============

  Supplemental disclosure on cash flow
   information:
  Cash paid during the period for income taxes   $     17,368  $     15,077
  Accrual for purchases of fixed assets                 5,514         5,154

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR
Brendon Frey
(203) 682-8200